4907-9220-5331.1

777 E WISCONSIN AVE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM WRITER’S DIRECT LINE 414.297.5596 pfetzer@foley.com CLIENT/MATTER NUMBER 039889-0101

January 28, 2025
Intrepid Capital Management Funds Trust
1400 Marsh Landing Parkway
Suite 106
Jacksonville Beach, FL  32250
Ladies and Gentlemen:
We have acted as counsel for Intrepid Capital Management Funds Trust (the “Trust”) in
connection with the preparation and filing with the Securities and Exchange Commission
(“SEC”) of an amendment to the Trust’s Registration Statement on Form N-1A (File Nos.
333-118634 and 811-21625) (the “Amended Registration Statement”) registering an indefinite amount of the Trust’s units of beneficial interest (such units of beneficial interest being hereinafter referred to as “Shares”) under the Securities Act of 1933, as amended (the
“Securities Act”), for sale in the manner set forth in the Amended Registration Statement.
You have requested our opinion as to the matters set forth below in connection with the filing of the Amended Registration Statement.  For purposes of rendering that opinion, we have examined: (a) the Amended Registration Statement; (b) the Trust’s Certificate of Trust,
Agreement and Declaration of Trust and Bylaws, each as amended to date; (c) trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.  We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.
In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trust’s
Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Board of Trustees, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration
Statement or otherwise.
We are giving this opinion letter only as attorneys licensed to practice law in the State of
Wisconsin.  Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and
4907-9220-5331.1
January 28, 2025

the statutory trust law of the State of Delaware as reflected in Chapter 38 of Title 12 of the
Delaware Code (the “Delaware Statutory Trust Act”) and reported judicial decisions interpreting that law.  We express no opinion as to the applicability or effect of the law of any jurisdiction other than that of the United States of America and the Delaware Statutory Trust Act, and we
disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.
Based upon and subject to the foregoing, and assuming that (a) the Amended
Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the
Amended Registration Statement will be legally issued, fully paid and nonassessable.
In rendering the opinion above, insofar as it relates to the valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of the State of Delaware as to the good standing of the Trust, and such opinion is limited accordingly and is rendered as of the date of such certificate.
This opinion is rendered solely in connection with the filing of the Amended Registration
Statement and supersedes any previous opinions of this firm in connection with the issuance of
Shares.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the
Amended Registration Statement.  In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act (or the rules and regulations of the SEC thereunder), or within the category of persons whose consent is required by Section 7 of the
Securities Act (or the rules and regulations of the SEC thereunder).

Sincerely yours, /s/ Peter D. Fetzer Peter D. Fetzer
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